                                   EXHIBIT 11

             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)

                          1ST REALTY INVESTMENTS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                     FISCAL YEAR ENDED AUGUST 31,
                                                    -----------------------------
                                                        2002             2001
                                                    ------------      -----------
Net loss                                            $  (332,440)      $  (243,079)
                                                    ===========       ===========
Basic weighted average common shares outstanding     17,518,525        17,154,141
Add: dilutive effect of stock options                        --                --
                                                    -----------       -----------
Diluted weighted average common shares outstanding   17,518,525        17,154,141
                                                    ===========       ===========

Earnings (loss) per share:
    Basic                                           $     (0.02)     $      (0.01)
    Diluted                                         $     (0.02)     $      (0.01)

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